As filed with the Securities and Exchange Commission on August 9, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VITAMIN SHOPPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-3664322
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Harmon Meadow Blvd. Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

Vitamin Shoppe 2010 Employee Stock Purchase Plan, as amended

(Full title of the plan)

David M. Kastin, Esq.

Vitamin Shoppe, Inc.

Senior Vice President, General Counsel and Corporate Secretary

300 Harmon Meadow Blvd.

Secaucus, New Jersey 07094

Telephone: (201) 868-5959

(Name and address and telephone number, including area code, of agent for service)

Copy to:

Christian O. Nagler, Esq.

Kirkland & Ellis LLP

New York, NY 10022

Tel: (212) 446-4800

Fax: (212) 446-4900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	500,000 shares	$10.13	$5,065,000	$587.04

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers 500,000 additional shares of common stock, par value $0.01 per share (the “common stock”), of Vitamin Shoppe, Inc. (the “Company”) for offer or sale under the Vitamin Shoppe 2010 Employee Stock Purchase Plan, as amended (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the Plan as a result of future stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Calculated solely for the purpose of determining the registration fee in accordance with Rules 457(c) and (h) under the Securities Act based on the average of the high and low sale prices per share of common stock of the Company quoted on the New York Stock Exchange on August 3, 2017.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register an additional 500,000 shares of the Company’s common stock issuable under the Plan.

In accordance with General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8 registering 200,000 shares of common stock issuable under the Plan and previously filed with the Securities and Exchange Commission (the “Commission”) on April 5, 2010 (File No. 333-165897) are hereby incorporated by reference herein, except to the extent supplemented, amended or superseded by the information set forth therein or herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by Vitamin Shoppe, Inc. (the “Company”) with the Commission, are incorporated in this Registration Statement by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 1, 2017 (the “Annual Report”).

(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2017, filed with the Commission on May 10, 2017.

(c)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2017, filed with the Commission on August 9, 2017.

(d)	The Company’s Current Reports on Form 8-K, filed with the Commission on February 21, 2017, April 6, 2017, May 10, 2017, June 9, 2017, June 22, 2017 and August 9, 2017.

(e)	Sections of the Company’s Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2017, incorporated by reference into the Annual Report.

(f)	The description of the Company’s common stock, par value $0.01 per share, included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Company’s Registration Statement on Form S-1, initially filed with the Commission on July 23, 2009 (Registration No. 333-160756), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on October 27, 2009 (Relating to Registration No. 333-160756).

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remain unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where a present or former officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Company’s amended and restated certificate of incorporation provides for the indemnification of directors and officers to the fullest extent permitted by the DGCL. The Company’s amended and restated certificate of incorporation also provides for the indemnification of employees to the fullest extent permitted by the DGCL to the extent authorized by the Board of Directors. In addition, as permitted by the DGCL, the Company’s amended and restated certificate of incorporation provides that none of its directors will be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.

The Company’s fourth amended and restated by-laws provide for the indemnification of all of its current and former directors and current or former officers to the fullest extent permitted by the DGCL.

The Company has entered into indemnification agreements with its directors and officers to indemnify them against liabilities which may arise by reason of their status or service as a director or officer.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(g)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Secaucus, State of New Jersey, on August 9, 2017.

VITAMIN SHOPPE, INC.

By:	/s/ Colin Watts
Colin Watts
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Colin Watts, Brenda Galgano and David M. Kastin, and each of them (with full power to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform such, each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and indicated on August 9, 2017.

Signature	Title

/s/ John D. Bowlin	Non-Executive Chairman, Director
John D. Bowlin

/s/ Colin Watts	Chief Executive Officer, Director
Colin Watts	(Principal Executive Officer)

/s/ Brenda Galgano	Executive Vice President and Chief Financial Officer
Brenda Galgano	(Principal Financial Officer)

/s/ Daniel Lamadrid	Senior Vice President and Chief Accounting Officer
Daniel Lamadrid	(Principal Accounting Officer)

/s/ B. Michael Becker	Director
B. Michael Becker

/s/ Deborah M. Derby	Director
Deborah M. Derby

/s/ Tracy Dolgin	Director
Tracy Dolgin

/s/ David H. Edwab	Director
David H. Edwab

/s/ Guillermo Marmol	Director
Guillermo Marmol

/s/ Beth M. Pritchard	Director
Beth M. Pritchard

/s/ Alexander W. Smith	Director
Alexander W. Smith

/s/ Timothy J. Theriault	Director
Timothy J. Theriault

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Kirkland & Ellis LLP*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (set forth on the signature page of this Registration Statement)*

*	Filed herewith.